EX-35.5
(logo) LaSalle Bank

LaSalle Bank N.A.
135 South LaSalle Street
Suite 1625
Chicago, IL 60603

Global Securities and Trust Services


Annual Statement of Compliance

VIA: EMAIL


J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017


Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951


Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 Commercial
    Mortgage Pass-Through Certificates, Series 2007-LDP10

I, Barbara L. Marik, on behalf of LaSalle Bank National Association, as co-trustee (the "Certifying Servicer"), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:


1. I have reviewed the Certifying Servicer's activities during the preceding calendar year or portion thereof and the Certifying Servicer's performance under the Pooling and Servicing Agreement; and


2. To the best of my knowledge, based on my review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout such year or portion thereof.



Date: 2/27/08

LaSalle Bank National Association, as Co-Trustee


/s/ Barbara L. Marik
Barbara L. Marik
Senior Vice President